EXHIBIT 99.2

UMM and DMM to be delisted from NYSE

Madison, NJ, December 28, 2009 – MacroShares Housing Depositor announced that today was the final day of trading for MacroShares Major Metro Housing Up Trust (UMM) and MacroShares Major Metro Housing Down Trust (DMM).

On January 6th, a final distribution payment will be made to the UMM and DMM shareholders of record as of December 31st based on the underlying value of the Up and Down MacroShares Trusts. The underlying value of the trusts will be determined based on the November 24, 2009 release of the Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index, plus or minus any interest and expenses accrued in the trust for the period.

For additional information, please call MacroMarkets at 1-888-Macros1 (extension 200) or 973-889-1973 (extension 200).

Contact:

Diane Masucci
973-889-1973 x103
DMasucci@MacroMarkets.com

MacroShares Housing Depositor, LLC is a Delaware limited liability company and is acting as the depositor for the MacroShares Major Metro Housing Up Trust and Down trusts.  A registration statement (including prospectus) has been filed with the Securities and Exchange Commission (SEC) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, MacroShares Housing Depositor, LLC, any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free (888) Macros1 extension 200 or 973-889-1973.  You may also request a copy of the prospectus by accessing the MacroShares website at www.MacroShares.com.

MacroMarkets LLC is the Administrative Agent and its subsidiary, Macro Financial, LLC, is the marketing agent for the MacroShares Trusts. Macro Financial is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority.

Important Risks

This Information does not represent an offer to sell securities of the MacroShares Trusts and it is not soliciting an offer to buy securities of these Trusts.  There can be no assurance that the Trusts will achieve their investment objectives.  An investment in a MacroShare Trust involves significant risks, including the risk of loss of substantially all of your investment.  There is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution to shareholders.  You should review the risk factors in the prospectus prior to investing in a MacroShares Trust.

The Trusts continuously offer shares through Authorized Participants.  There is no guarantee that a market for MacroShares will continue.

Fluctuations in the underlying value of a MacroShare may affect the market price of your investment.  An investment in a MacroShare will not resemble a direct investment in the asset being tracked.  The price of the asset being tracked may be volatile.  It may be difficult to predict whether in the long-term the price of the asset being tracked will reflect a generally upward or downward trend.  There are risks associated with investing in a product linked to a benchmark.  A substitute price may be used as the reference price of the benchmark asset.

MacroMarkets LLC and their respective affiliates do not provide tax advice.  Investors are urged to consult their tax advisor to fully understand the tax implications associated with an investment in MacroShares.  Investors are hereby notified that: (A) any discussion of federal tax issues in this press release is not intended or written to be relied upon, and cannot be relied upon by investors for the purpose of avoiding penalties that may be imposed on investors under the Internal Revenue Code; (B) such discussion is being used in connection with the promotion or marketing by Macro Housing Depositor, LLC of the transactions or matters addressed herein; and (C) investors should seek advice based on their particular circumstances from an independent tax advisor.

Additional Information about MacroShares Major Metro Housing can be found at www.MacroShares.com

NOT FDIC INSURED • NOT BANK GUARANTEED • MAY LOSE VALUE
14 Main Street • Madison, NJ • 07960
1-888-Macros1 • www.macromarkets.com
Member FINRA/SIPC 2/08 (459)